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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-81168) of Krause's Furniture, Inc. and in the related prospectus of our report dated March 28, 1997, except for Note 2, as to which the date is December 17, 1997, with respect to the consolidated financial statements and schedule of Krause's Furniture, Inc. included in this Annual Report (Form 10K) for the year ended February 1, 1998.


                                                  /s/ ERNST & YOUNG LLP

Orange County, California
April 29, 1998